EXHIBIT 99

[NFG Logo omitted]	FINANCIAL
NEWS
6363 Main Street/Williamsville, NY 14221
Margaret M. Suto
Investor Relations
716-857-6987

Ronald J. Tanski
Treasurer
716-857-6981

NATIONAL FUEL ANNOUNCES SIGNIFICANT THIRD QUARTER CHARGE

Company to Issue Third Quarter Earnings Report on August 3, 2006

(July 20, 2006) Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced that the decline in market prices for natural gas at June 30, 2006, will require Seneca Resources Corporation (“Seneca”), the Company’s wholly owned exploration and production subsidiary, to record a non-cash charge to write-down the value of its Canadian oil and natural gas producing properties.

Like many independent exploration and production companies, Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This method requires that Seneca perform a quarterly “ceiling test” to compare, on a country-by-country basis, the present value of future revenues from its oil and natural gas reserves based on current market prices (the “ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves in any country exceeds the ceiling, a non-cash charge must be recorded to reduce the book value of the reserves to the calculated ceiling.

As disclosed in National Fuel’s second quarter earnings release, at March 31, 2006, the book value of Seneca’s Canadian reserves (of which more than 80% are natural gas) nearly equaled the ceiling. New York Mercantile Exchange (“NYMEX”) natural gas prices were $7.21/MMBtu on March 31, but declined to $6.10/MMBtu at June 30, 2006. The book value of Seneca’s Canadian reserves is now expected to exceed the ceiling calculated as of June 30, 2006. As a result, Seneca is required to record an after-tax impairment charge which is expected to be in the range of US$35 million to $40 million or $0.41 to $0.47 per diluted share.*

David F. Smith, President and Chief Operating Officer of National Fuel Gas Company, stated: “The decline in natural gas prices since the end of March required this write down of the value of Seneca’s Canadian assets to reflect market prices as of the end of June. We nonetheless expect to meet our fiscal 2006 production estimates of 46-51 Bcfe.* We are also currently reviewing our capital budget and potential prospects in Canada for the remainder of this fiscal year and for fiscal 2007.”*

National Fuel is in the process of completing its quarter-end closing procedures and will update its earnings guidance for the remainder of the fiscal year in its third quarter earnings report, which is scheduled to be released in the evening of August 3, 2006. Preliminary earnings guidance for fiscal 2007 will also be provided in that release.

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National Fuel

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July 20, 2006

The Company will discuss its third quarter earnings release in a financial analyst conference call on Friday August 4, 2006, at 11:00 a.m. EDST. There are two ways to access this call. For those with Internet access, the live webcast can be accessed via National Fuel’s website, www.nationalfuelgas.com at the “For Investors” link at the top of the homepage. For those without Internet access, the call may be accessed by dialing (toll-free) 1-866-825-3354 and using the passcode “12960669.” For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same website link and by phone at (toll-free) 1-888-286-8010 using passcode “44573014.” Both the webcast and telephonic replay will be available until the close of business on Friday, August 11, 2006.

National Fuel is an integrated energy company with $3.9 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations, and changes in laws and regulations relating to repeal of the Public Utility Holding Company Act of 1935; changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather, such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of derivative financial instruments or the Company’s natural gas and oil reserves; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; failure of the price differential between heavy sour crude oil and light sweet crude oil to return to its historical norm; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Analyst Contact:	Margaret M. Suto (716) 857-6987
Media Contact:	Julie Coppola Cox (716) 857-7079